EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CORRECTION: Capstone Companies, Inc. announces Execution of Binding Letter of Intent with eBliss Global, Inc.

[Correction: The initial release of this press release stated that July 1, 2026 was the expiration date of the ‘no shop’ period. The correct expiration date is July 31, 2026 and the error was due to an inadvertent deletion of the missing number. This revised press release also corrects the annual period referenced in “Background” to 2026 and includes a reference to a “superior proposal” exception to the ‘no shop’ provision in the Letter of Intent. The following is the initial press release with these revisions.]

DEERFIELD BEACH, FL, May 18, 2026 — Capstone Companies, Inc. (“Capstone”)(OTCQB: CAPC) today announced that it has entered into a binding Letter of Intent (“LOI”) with eBliss Global, Inc. (“eBliss”) for commencement of negotiations and mutual due diligence reviews to explore the possibility of a mutually acceptable acquisition of 100% of the issued capital stock of eBliss in tax-free stock-for-stock reorganization or similar acquisition transaction (“Transaction”).

Under the LOI, Capstone and eBliss agreed to:

●	commence negotiations for a mutually acceptable Transaction agreement;
●	conduct mutual and usual and customary due diligence reviews;
●	a mutual ‘no shop’ provision for the period from May 14, 2026 through July 31, 2026 (“Period”), subject to the right of Capstone or eBliss to terminate the LOI and ‘no shop’ provision without cause and upon prior written notice and subject to a “superior proposal” exception; and
●	joint pursuit of funding required to fund estimated Transaction costs and post-transaction working capital for both companies.

The LOI also contains customary exclusivity, confidentiality, due diligence access, and process-related provisions. The LOI was filed as an exhibit to the Company’s Form 8-K filed on May 15, 2026, with the Securities and Exchange Commission (“SEC”) and the above summary is qualified in its entirety by reference to the LOI, which may be accessed without charge through the Search EDGAR link at the SEC’s website at URL: www.sec.gov or on the Capstone website at URL: https://investors.capstonecompaniesinc.com/sec-filings

Stewart Wallach, Chairman of Capstone Companies, stated: “We believe this LOI represents an important step toward evaluating a potential transaction that could enhance Capstone’s long-term positioning and future growth opportunities. Both organizations are now entering a structured diligence and negotiation phase to determine whether agreement for a transaction can reached.”

No binding agreement to enter into a definitive agreement for, or to consummate, any Transaction or other significant corporate transaction exists between Capstone and eBliss. No assurances can be given that Capstone and eBliss will reach a definitive agreement for a Transaction or other significant corporate transaction, or that any Transaction or other significant corporate transaction agreement will be consummated. Any Transaction would remain subject to, among other things, completion of due diligence, negotiation of definitive agreements, board approvals, shareholder approvals, federal and state regulatory compliance, adequate and timely financing and satisfaction of customary closing conditions. Obtaining adequate funding or funding commitments for Transaction costs and working capital for eBliss’s initial production of product is critical to the prospects of reaching agreement for, and consummating, any Transaction.

Background. From 2024 into early 2026, Capstone conducted an ongoing effort to find a business or new business line with sustained revenue generating capability and growth potential. Despite this ongoing, extensive effort, Capstone did not receive a firm commitment or formal proposal for the funding, acquisition or internal development of a suitable business. The eBliss negotiations represent the first formal negotiations for a possible Transaction. Capstone estimates that it has sufficient third party funding to cover basic corporate overhead through 2026, but it has no commitments or assurances of any additional funding. As such, progress in establishing a new business in 2026 is deemed important to the future of Capstone.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public company focused on developing and commercializing emerging technologies, consumer products, and strategic business opportunities.

About eBliss

eBliss is an early stage, pre-production Delaware corporation with a developed electronic bicycle product (described at the eBliss website at https://ebliss.global/). Production of this product at Utica, New York facility is subject to eBliss securing adequate, timely funding, which funding effort is part of the joint efforts of Capstone and eBliss under the LOI.

Forward-Looking Statements. This Press Release contains forward-looking statements within the meaning of the federal securities laws. In some cases, a reader can identify forward-looking statements by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future” or the negative of these terms or other similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties, contingencies, changes in circumstances that are difficult to predict, and other important factors that may cause our actual results, performance, or achievements to be materially or significantly different from any future results, performance or achievements expressed or implied by the forward-looking statement. Therefore, a reader should not rely on any of these forward-looking statements.

Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the satisfactory completion of the companies’ respective due diligence; the ability of the companies to successfully negotiate and enter into a definitive Transaction agreement and the actual terms thereof; termination of the LOI and ‘no shop’ prior to expiration of the Period in order to pursue third party competing proposals; Capstone’s and eBliss’ capital requirements for Transaction costs and post-closing working capital, which funding is critical to the prospects of reaching a definitive agreement for, and consummating, any Transaction; Capstone’s and eBliss’ ability to satisfy all of the conditions to closing of the Transaction under an agreement, including stockholder approvals; the risk that any definitive Transaction agreement is terminated after it is entered into but before closing; changes in assumptions underlying the terms of the LOI, including the companies’ respective businesses and financial condition and needs; market acceptance of the post-closing Capstone’s business; risks associated with the business of eBliss; the risk that a potential Transaction does not result in the expected benefits, including but not limited to, creating stockholder value or access to required funding or revenue generation; general economic, financial, legal, political, and business conditions; and other risks and uncertainties including those set forth in Capstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and subsequent reports and other filings with the SEC. Forward-looking statements speak only as of the date hereof, and Capstone and eBliss each disclaims any obligation to update any forward-looking statements.

Readers of this Press Release should note that the Company’s common stock is a “penny stock” under SEC rules and the Company’s Common Stock lacks primary market maker support and institutional investor support. Further, the Company’s auditor has expressed a ‘ongoing concern’ caution for the Company in its auditor letter for the financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As such, any investment in the Company’s Common Stock is highly risky, subject to possibly significant fluctuations in trading volume and market price, may have limited liquidity and is not suitable for any investor who cannot afford the total loss of investment.

The URL’s referenced in this Press Release are provided only for informational purposes. The contents of the external websites accessed through the URL’s are not incorporated in this Press Release. Capstone is not responsible for and has not verified the accuracy, legality or content of the external websites referenced by the third party URL’s above.

This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Relations Contact:

Capstone Companies, Inc.

Stewart Wallach

(954) 570-8889

swallach@capstonecompaniesinc.com